EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in the registration statement of Gradall Industries, Inc., on Form S-8 (File No. 333-40523) of our reports dated February 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Gradall Industries, Inc., and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.




                                   /s/ COOPERS & LYBRAND L.L.P.
                                   ----------------------------
                                   COOPERS  &  LYBRAND  L.L.P.

Cleveland,  Ohio
March  25,  1998